      As filed with the Securities and Exchange Commission on May 21, 1999
                             Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                         AURORA BIOSCIENCES CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                          33-0669859
(State of Incorporation)                    (I.R.S. Employer Identification No.

                               ------------------

                              11010 TORREYANA ROAD
                          SAN DIEGO, CALIFORNIA 92121
                                (619) 404-6600
                    (Address of principal executive offices)

                               ------------------

                                 1996 STOCK PLAN

                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                 JOHN POSHKOWSKY
                            SENIOR DIRECTOR, FINANCE
                         AURORA BIOSCIENCES CORPORATION
                              11010 TORREYANA ROAD
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 404-6600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ------------------

                                   COPIES TO:
                              THOMAS A. COLL, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 550-6000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF SECURITIES                                      OFFERING                 AGGREGATE                AMOUNT OF
     TO BE REGISTERED       AMOUNT TO BE REGISTERED      PRICE PER SHARE          OFFERING PRICE          REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
 Stock Options and Common
 Stock (par value $.001)      2,000,000 shares(1)      ($4.938-$8.875)(2)        $12,054,561.59(2)            $3,351.17
-------------------------------------------------------------------------------------------------------------------------------
 Stock Options and Common
 Stock (par value $.001)      2,000,000 shares(3)           $6.125(4)             $12,250,000(4)              $3,405.50
-------------------------------------------------------------------------------------------------------------------------------
 Stock Options and Common
 Stock (par value $.001)       300,000 shares(5)            $6.125(6)              $1,837,500(6)               $510.83
-------------------------------------------------------------------------------------------------------------------------------

(1) Consists of shares of Common Stock which are issuable pursuant to awards under the Registrant's 1996 Stock Plan, as amended on May 28, 1998 (the "1996 Plan, as amended on May 28, 1998")

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1953, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon (a) the actual exercise price for shares subject to outstanding stock options previously granted under the 1996 Plan, as amended on May 28, 1998 and (b) for shares issuable under the 1996 Plan, as amended on May 28, 1998, calculated on the basis of the average of the high and low prices of Registrant's Common Stock on May 18, 1999 as reported on the Nasdaq National Market. The chart below shows the calculation of the registration fee for the increase in shares pursuant to the 1996 Plan, as amended on May 28, 1998.

(3) Consists of shares of Common Stock which are issuable pursuant to awards under the Registrant's 1996 Stock Plan, amended on May 4, 1999.

(4) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The price per share and aggregate offering price are calculated based upon the average of the high and low prices of Registrant's Common Stock on May 18, 1999 as reported on the Nasdaq National Market.

(5) Consists of shares of Common Stock which are issuable pursuant to awards under the Registrant's Employee Stock Purchase Plan, as amended as of May 4, 1999.

(6) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The price per share and aggregate offering price are calculated based upon the average of the high and low prices of Registrant's Common Stock on May 18, 1999 as reported on the Nasdaq National Market.

---------------------------------- ----------------------------- ------------------------------- ------------------------------
         TYPE OF SHARES                  NUMBER OF SHARES           OFFERING PRICE/SHARE ($)      AGGREGATE OFFERING PRICE ($)
---------------------------------- ----------------------------- ------------------------------- ------------------------------
Common Stock Issuable Pursuant
to Outstanding Options under the
1996 Plan, as amended on May 28,
1998                                             561,488                         5.25                           2,947,812.00
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                  14,000                         5.00                              70,000.00
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                  18,000                         4.938                             18,004.94
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                  10,000                         6.50                              65,000.00
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                 350,000                         6.00                           2,100,000.00
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                 213,411                         6.438                          1,373,940.02
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                  48,500                         6.375                            309,187.50
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                  43,600                         8.875                            386,950.00
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                  33,000                         8.375                            276,375.00
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                   9,500                         7.938                             75,411.00
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                   1,000                         6.625                              6,625.00
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                  86,500                         7.75                             670,375.00
---------------------------------- ----------------------------- ------------------------------- ------------------------------
                                                  10,000                         7.375                             73,750.00
---------------------------------- ----------------------------- ------------------------------- ------------------------------

---------------------------------- ----------------------------- ------------------------------- ------------------------------
Common Stock issuable under the
1996 Plan, as amended on May 28,
1998                                             601,001                         6.125                          3,681,131.13
---------------------------------- ----------------------------- ------------------------------- ------------------------------


---------------------------------- ----------------------------- ------------------------------- ------------------------------
Total                                          2,000,000                                                       12,054,561.59
---------------------------------- ----------------------------- ------------------------------- ------------------------------

                    INCORPORATION BY REFERENCE OF CONTENTS OF
         REGISTRATION STATEMENT ON FORM S-8 (REGISTRATION NO. 333-30039)

     The contents of Registration Statement on Form S-8 (Registration No. 333-30039) filed with the Securities and Exchange Commission on June 25, 1997 are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER
     5        Opinion of Cooley Godward LLP
    23.1      Consent of Ernst & Young LLP, Independant Auditors
    23.2      Consent of Cooley Godward LLP is contained in Exhibit 5 to this
              Registration Statement
    24        Power of Attorney is contained on the signature pages.
    99.1      1996 Stock Plan, as amended as of May 4, 1999.
    99.2      Employee Stock Purchase Plan, as amended as of May 4, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 21, 1999.

                                   AURORA BIOSCIENCES CORPORATION

                                   By: /s/ Timothy J. Rink
                                       ----------------------------------------
                                         Timothy J. Rink
                                         Chief Executive Officer and President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy J. Rink and John D. Mendlein, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                             TITLE                               DATE
/s/  Timothy J. Rink                                         Chairman of the Board, President           May 21, 1999
--------------------------------------------                 and Chief Executive Officer
TIMOTHY J. RINK, M.A., M.D., SC.D.

/s/  James C. Blair                                          Director                                   May 21, 1999
--------------------------------------------
JAMES C. BLAIR, PH.D.

/s/ Kevin J. Kinsella                                        Director                                   May 21, 1999
--------------------------------------------
KEVIN J. KINSELLA

/s/ Hugh Y. Rienhoff, Jr.                                    Director                                   May 21, 1999
--------------------------------------------
HUGH Y. RIENHOFF, JR., M.D.

/s/ Robert Stryer                                            Director                                   May 21, 1999
--------------------------------------------
ROBERT STRYER, M.D

/s/ Roy A. Whitfield                                         Director                                   May 21, 1999
--------------------------------------------
ROY A. WHITFIELD

/s/ Timothy J. Wollaeger                                     Director                                   May 21, 1999
--------------------------------------------
TIMOTHY J. WOLLAEGER

                                  EXHIBIT INDEX

   EXHIBIT
    NUMBER                                       DESCRIPTION
      5          Opinion of Cooley Godward LLP
     23.1        Consent of Ernst & Young LLP, Independant Auditors
     23.2        Consent of Cooley Godward LLP is contained in Exhibit 5 to this
                 Registration Statement
     24          Power of Attorney is contained on the signature pages.
     99.1        1996 Stock Plan, as amended as of May 4, 1999.
     99.2        Employee Stock Purchase Plan, as amended as of May 4, 1999.